UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on April 28, 2022, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610. At the annual meeting, you will be asked to vote on the election of the seven director nominees named in this proxy statement to the Company’s board of directors (our “Board”), the amendment of our certificate of incorporation to effect a reverse stock split of our common stock and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to submit a proxy or voting instructions by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic means for submitting proxies or voting instructions are available by following the instructions provided on the proxy card or the voting instruction card, as applicable. As a result of the dividend of the shares of Series G Preferred Stock to be distributed on March 25, 2022, each holder of shares of our common stock will also hold a number of one one-thousandths of a share of our Series G Preferred Stock equal to the whole number of shares of common stock held by such holder. Because any one one-thousandths of a share of Series G Preferred Stock that are not present in person or by proxy at the annual meeting as of immediately prior to the opening of the polls at the annual meeting will be automatically redeemed, if you fail to submit a proxy to vote your shares or attend the annual meeting in order to do so, your shares of Series G Preferred Stock will be redeemed immediately prior to the opening of the polls at the annual meeting and will not be entitled to vote at the annual meeting.

Our Board recommends that you vote “FOR” the election of its nominees, John R. Beaver, Dr. Jonathan T. Lord, Dr. Kathleen T. O’Loughlin, Jess Roper, Dr. Martha Somerman, Dr. Carol Gomez Summerhays and Dr. Kenneth P. Yale and “FOR” Proposals Two, Three and Four (including the proposal to amend our certificate of incorporation to effect a reverse stock split of our common stock).

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

[Signature]	[Signature]
Jonathan T. Lord, M.D.	John R. Beaver
Chairman of the Board	President and Chief Executive Officer

Lake Forest, California—[●], 2022

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2022

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on April 28, 2022, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Lake Forest, California 92610, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1. the election of the seven director nominees named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. the advisory vote to approve the compensation of the Company’s named executive officers;

3. the adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors;

4. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 29, 2022 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. Notwithstanding the foregoing, holders of our outstanding shares Series G Preferred Stock will only be entitled to vote such shares on the proposal to amend the Company’s Certificate of Incorporation and will only be able to vote such shares of Series G Preferred Stock on such proposal to the extent that such shares have not been automatically redeemed in the Initial Redemption as described below in the accompanying proxy statement. All stockholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares you may own, WE URGE YOU TO VOTE, YOUR VOTE IS IMPORTANT.

If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 347-4750 or collect at (212) 269-5550 or email at BIOL@dfking.com.

On or about March [●], 2022, we will commence mailing of our proxy materials and our 2021 Annual Report on Form 10-K. Our proxy materials are also available over the Internet at www.investorvote.com/BIOL. You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2022

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.investorvote.com/BIOL and at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF
DIRECTORS

Sincerely,

[Signature]
Michael Carroll,
Secretary
Lake Forest, California—March [●], 2022

We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting at a physical location, we will host a virtual-only annual meeting. If we determine to host a virtual-only annual meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to submit a proxy to vote your shares prior to the annual meeting.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

BIOLASE, INC.

27042 Towne Centre Drive, Suite 270

Lake Forest, CA 92610

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2022

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2022 annual meeting of stockholders to be held on April 28, 2022, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610.

On or about [●], 2022, we will commence mailing of the proxy materials and our 2021 Annual Report on Form 10-K (the “2021 Annual Report”), which are also available at www.investorvote.com/BIOL. The proxy materials are being sent to stockholders who owned our common stock and Series G Preferred Stock at the close of business on March 29, 2022, the record date for the annual meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.	Why am I receiving these materials?

A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on four proposals at our annual meeting:

1.

the election of seven director nominees named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	the advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”);

3.

the adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), if and when determined by the Company’s board of directors (the “Amendment Proposal”); and

4.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.

Our Board recommends that stockholders vote “FOR” the election of each director nominee, “FOR” the say-on-pay proposal, “FOR” the Amendment Proposal and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Q.	Who is entitled to vote?

A.

The record date for our annual meeting is the close of business on March 29, 2022 (the “record date”). As of the record date, [●] shares of our common stock, par value $0.001 per share, were outstanding, and [●] shares of our Series G Preferred Stock, par value $0.001 per share (our “Series G Preferred Stock”), were outstanding. Holders of record of our common stock and holders of record of our Series G Preferred Stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Notwithstanding the foregoing, holders of our outstanding shares Series G Preferred Stock will only be entitled to vote such shares on the Amendment Proposal and will only be able to vote such shares of Series G Preferred Stock on the Amendment Proposal to the extent that such shares have not be automatically redeemed in the Initial Redemption (defined below).

Q.	How many votes are allocated to each share of common stock and each share of Series G Preferred Stock?

Each share of our common stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before our annual meeting. As previously announced on March 1, 2022, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series G Preferred Stock for each outstanding share of common stock to stockholders of record of common stock as of 5:00 p.m. Eastern Time on March 25, 2022. The holders of Series G Preferred Stock have 1,000,000 votes per whole share of Series G Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series G Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Amendment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the annual meeting. Notwithstanding the foregoing, each share of Series G Preferred Stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Amendment Proposal or any other matter. When a holder of common stock submits a vote on the Amendment Proposal, the corresponding number of fractional shares of Series G Preferred Stock held by such holder will be automatically voted in a mirrored fashion unless otherwise indicated. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Amendment Proposal, then 10,010 votes will be recorded in favor of the Amendment Proposal, because the stockholder’s shares of Series G Preferred Stock will automatically be voted in favor of the Amendment Proposal alongside such stockholder’s shares of common stock.

All shares of Series G Preferred Stock that are not present in person or by proxy at the annual meeting as of immediately prior to the opening of the polls at the annual meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series G Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation effecting the reverse stock split.

Q.	What do I need for admission to our annual meeting?

A.

Admittance is limited to stockholders of record of the Company as of the record date and their duly appointed proxies, as well as beneficial holders as of the record date who present appropriate documentation to establish their beneficial ownership as set forth below. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I cause my shares to be voted without attending our annual meeting?

A.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may cause your shares to be voted without attending the annual meeting. You may grant a proxy or, for shares held beneficially in street name, submit voting instructions to your broker, bank or other agent in order to vote your shares. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•

By Internet—if you have Internet access, you may submit a proxy or voting instructions to vote your shares by logging into the secure website, which will be listed on your proxy card or voting instruction card, as applicable, and following the instructions provided.

•

By Telephone—if you have telephone access, you may submit a proxy or voting instructions to vote your shares by calling the toll-free number listed on the proxy card or voting instruction card, as applicable, and following the instructions provided.

•

By Mail—if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Proxies submitted via the Internet or by telephone should be received by 1:00 a.m. Central Time on April 28, 2022 in order to ensure that your vote is counted. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the annual meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?

A.

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, which proxies should be received by April 27, 2022 in order to ensure that they are counted at our annual meeting; by voting by using the Internet or by telephone, either of which should be completed by 1:00 a.m. Central Time on April 28, 2022 to ensure it is counted at our annual meeting (at which your latest Internet or telephone proxy in respect of any of your shares will be counted); or by attending the meeting and voting in person. Attending the annual meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked or vote your shares in a manner contrary to your prior proxy. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?

A.

The presence, in person or by proxy, of the holders of one-third in voting power of the shares of capital stock issued and outstanding and entitled to vote at a meeting of stockholders will constitute a quorum for the transaction of business at our annual meeting provided that at least one-third of the issued and outstanding shares of common stock entitled to vote at the meeting are present, in person or by proxy. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock of the Company entitled to vote at our annual meeting for purposes of determining the presence of a quorum.

Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. We believe that the Amendment Proposal (Proposal Three) and the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Four) will be considered “routine” and, therefore, brokers will have discretionary authority to vote on these proposals and there will not be any broker non-votes on these proposals. The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One and Two). We strongly encourage you to submit your voting instructions to your broker to ensure your shares are voted in accordance with your instructions at the annual meeting.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.

Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances). Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two). Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on Proposal Two is required for approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. A broker non-vote will not have any effect on Proposal Two. Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Amendment Proposal (Proposal Three). Proposal Three will be approved if the holders of a majority in voting power of the outstanding shares of our common stock and Series G Preferred Stock entitled to vote on such proposal, voting together as a single class, vote at the annual meeting “FOR” such proposal. Please refer to the discussion above under “How many votes are allocated to each share of common stock and each share of Series G Preferred Stock?” for a description of the Series G Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Amendment Proposal. Shares of Series G Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on the Amendment Proposal and will be excluded from the calculation as to whether the Amendment Proposal passes at the annual meeting. Due to the voting power of the shares of Series G Preferred Stock that are redeemed pursuant to the Initial Redemption on the Amendment Proposal, the holders of common stock that submit a proxy to vote their shares at the annual meeting or attend the annual meeting will effectively have enhanced voting power on the Amendment Proposal over holders of common stock that are not represented in person or by proxy at the annual meeting. This means that the Amendment Proposal could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Three.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022 (Proposal Four). The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on Proposal Four is required for the approval of Proposal Four. An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Four.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one set of proxy materials?

A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please submit all proxy cards for which you receive a notice.

Q.	What happens if I do not give specific voting instructions?

A.

If you are a holder of record of shares of our common stock and submit a proxy card with respect to such shares without giving specific voting instructions, your shares of common stock and, with respect to the Amendment Proposal, Series G Preferred Stock will be voted.

•	“FOR” the election of each of the seven nominees for director named in this proxy statement;

•	“FOR” the approval of the say-on-pay proposal;

•	“FOR” the Amendment Proposal; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, and assuming your broker, bank or other nominee exercises its voting discretion with respect to your shares, your shares of common stock and, with respect to the Amendment Proposal, Series G Preferred Stock:

•	will be counted as present for purposes of establishing a quorum (including any such shares of Series G Preferred Stock);

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which include the Amendment Proposal (Proposal Three) and the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2022 (Proposal Four); and

•

will not be counted in connection with the election of directors (Proposal One) or the say-on-pay proposal (Proposal Two) or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of Proposals One or Two.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the Amendment Proposal and the ratification of our independent registered public accounting firm. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?

A.

This proxy solicitation is being made on behalf of our Board. We have retained D.F. King & Co, Inc. (“D.F. King”) to provide proxy solicitation services in connection with the annual meeting. We will pay D.F. King a fee of approximately $40,000 and will reimburse D.F. King’s reasonable and customary documented out-of-pocket expenses incurred. We will bear the entire cost of solicitation, including the maintenance of the Internet website used to access the proxy materials, maintenance of the Internet website used to vote, preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?

A.

In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

Q.	Who should I contact if I have any questions about how to vote?

A.	If you have any questions about how to vote your shares, you may contact our proxy solicitor at:

D.F. King & Co, Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of eight directors whose term of office expires at our annual meeting. Two of our directors, Dr. Richard B. Lanman and Dr. Elaine C. Wagner, will retire from the Board effective as of our annual meeting. The Board has nominated Dr. Kenneth P. Yale to stand for election at the annual meeting as a new director. In connection with these transitions on the Board, effective as of our annual meeting, the size of the Board will be reduced to seven directors.

Our Board nominated each of John R. Beaver, Dr. Jonathan T. Lord, Dr. Kathleen T. O’Loughlin, Jess Roper, Dr. Martha Somerman, Dr. Carol Gomez Summerhays and Dr. Kenneth P. Yale (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees except Dr. Yale currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2023 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
John R. Beaver	60	Mr. Beaver, currently our President and Chief Executive Officer, was most recently the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Beaver brings to our Board extensive management, financial, and operational experience.	March 2021

Jonathan T. Lord, M.D.	66	Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations	August 2014

Name	Age	Principal Occupation and Business Experience	Director Since
		including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department. From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

Kathleen T. O’Loughlin, D.D.S.	71	Dr. O’Laughlin is the immediate past Executive Director of the American Dental Association. Previously, Dr. O’Laughlin served as Chief Dental Officer of United Health Group, and from 2002 to 2008 she served as President and Chief Executive Officer of Delta Dental of Massachusetts. Dr. O’Laughlin serves on the Board of Directors of the American Dental Association and previously served as a Trustee at Tufts University. Dr. O’Laughlin received her Masters in Public Health from Harvard University, a Doctor of Dental Medicine, Summa Cum Laude, from Tufts University, and a B.A from Boston University. Dr. O’Laughlin brings to the Board comprehensive dental industry experience and understanding.	August 2021

Jess Roper	56	Mr. Roper most recently served as the Senior Vice President and Chief Financial Officer of DexCom, Inc., where he held executive leadership positions from 2005 until retiring in April 2017. DexCom, Inc. is a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems. While at DexCom, Inc., Mr. Roper also served as its Vice President and Chief Financial Officer and as the Director of Finance. During his tenure, DexCom, Inc. transitioned from a pre-revenue privately held medical device company to a multi-	June 2018

Name	Age	Principal Occupation and Business Experience	Director Since
		national, publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers and a bank and information systems examiner with the Office of the Comptroller of the Currency. Mr. Roper has a Master of Science degree in Corporate Accountancy and a Bachelor of Science degree in Business Administration in Finance from San Diego State University. He is a Certified Public Accountant and member of the Corporate Directors Forum. Mr. Roper brings to our Board business and operational experience, including capital markets experience.

Martha Somerman, D.D.S.	75	Dr. Somerman is the Chief Field Editor of Frontiers in Dental Medicine and an affiliate member of the National Institute of Dental and Craniofacial Research (NIDCR), National Institutes of Health (NIH). She was the Director of NIDCR from August 2011 to December 2019 and the Principal Investigator of the Laboratory of Oral Tissue Biology, National Institute of Arthritis and Musculoskeletal and Skin Diseases/NIH from August 2011 to May 2021. Prior to becoming NIDCR director, Dr. Somerman was Dean of the University of Washington School of Dentistry, a position she held since 2002. From 1991 to 2002, Dr. Somerman was on the faculty of the University of Michigan School of Dentistry where she served as a professor and chair of periodontics/prevention and geriatrics. From 1984 to 1991, Dr. Somerman was on the faculty of the Baltimore College of Dental Surgery. Dr. Somerman received a bachelor’s degree in biology and a D.D.S. from New York University, a Masters in Environmental Health from Hunter College, and a Ph.D. in Pharmacology from the University of Rochester. She completed her periodontal residency at the Eastman Dental Center in Rochester, New York and is a diplomat of the American Board of Periodontology. Dr. Somerman brings to the Board extensive clinical dental, periodontal, academic, and governmental research experience.	August 2021

Carol Gomez Summerhays, D.D.S.	68	Dr. Summerhays is currently the Chair of the Board of Councilors of the University of Southern California Ostrow School of Dentistry and is a former President of the American Dental Association and President of the California Dental Association. Dr. Summerhays worked in private dental practice from 1982-2015. Dr. Summerhays served in the United States Navy Dental Corps from 1974 to 1989. Dr. Summerhays	August 2021

Name	Age	Principal Occupation and Business Experience	Director Since
		received her Doctor of Dental Surgery from University of Southern California, and B.S. from University of San Francisco. Dr. Summerhays brings to the Board wide-ranging dental market and industry experience as well as private dental practice experience.

Kenneth P. Yale, D.D.S., J.D.	65

Dr. Yale is a healthcare consultant to the United States Department of Defense, a position he has held since March 2020. Prior to his current government service, Dr. Yale held positions as the Chief Clinical Officer at Delta Dental, Vice President of Clinical Solutions and Medical Director at Aetna, Chief Executive at UnitedHealth Group MSO, and Corporate VP of Matria Healthcare and CorSolutions. He was also Founder and CEO of Advanced Health Solutions, CEO of Health Solutions Network, and SVP and General Counsel for EduNeering, an Internet content company.

Dr. Yale also served as Chief of Staff of the White House Office of Science and Technology and Executive Director of the White House Domestic Policy Council. Dr. Yale received a D.D.S. in Dentistry from the University of Maryland and a J.D. in Law, Science and Medicine from Georgetown University. Dr. Yale brings to the Board multi-disciplinary clinical, dental, and legal expertise with deep industry understanding.

			New Nominee

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks. Our Nominating and Corporate Governance Committee considers governance risks as part of its regular review of corporate governance developments, including changes to laws and regulations, as well as best practices.

In addition, our Board reviews and assesses information regarding cybersecurity risks with management at least annually. Employees receive a comprehensive information security awareness training on an annual basis. We also possess insurance that includes coverage for cybersecurity incidents.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, specialty healthcare, consumer products, international operations, public accounting, corporate finance and manufacturing. While the Company does not have a formal policy regarding Board diversity, the Company considers each candidate’s professional experience, background, education, gender, race/ethnicity and other individual qualities and attributes as they may contribute to the overall composition of the Board.

Board Leadership Structure

Our Board currently consists of seven non-management directors and our President and Chief Executive Officer, Mr. Beaver. Following the annual meeting, assuming all Board Nominees are elected, our Board will consist of six non-management directors and our President and Chief Executive Officer. Dr. Lord, one of our independent directors, is Chairman of the Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Beaver, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the

rules and regulations of the SEC. Mr. Beaver is determined not to be an independent director based on his service as our current President and Chief Executive Officer. Dr. Michael DiTolla and Garrett Sato served on the Board for a portion of 2021 and were determined to be independent. Todd A. Norbe served on the Board for a portion of 2021 and was not independent due to his position as our former President and Chief Executive Officer.

Board Committees and Meetings

Our Board held six meetings during the year ended December 31, 2021. During 2021, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. It is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. In 2021, all of our directors then in office attended our 2021 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Drs. Lord and Lanman and Mr. Roper. Mr. Roper serves as its Chairman. Our Board has determined that Mr. Roper qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards applicable to Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held five meetings during 2021.

Compensation Committee. The Compensation Committee currently consists of Drs. Lord, Lanman, and Wagner and Mr. Roper. Dr. Lord serves as its Chairman. Each of the current members of the Compensation Committee is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, and qualifies as a “non-employee” director under SEC rules and regulations.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings during 2021.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2021, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2021, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Drs. Lord, Lanman, and Wagner. Dr. Lord serves as its Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during 2021.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. Drs. Summerhays, O’Loughlin, Somerman and Yale were recommended to Dr. Lord, the Chairman of the Nominating and Corporate Governance Committee, through dental industry contacts and relationships.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as one criteria evaluated as a part of the total package of attributes and qualifications a particular candidate possesses.

All director candidate recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Delinquent Section 16(a) Reports

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2021 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest,

CA 92610. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Prohibition on Hedging

Our directors, officers and employees are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and also prohibited from transactions in puts, calls or any other kind of derivative transactions involving Company securities.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2021, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

2021 DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors who served all or a portion of the year ended December 31, 2021. Neither Mr. Beaver nor Mr. Norbe received additional compensation for their service on our Board during 2021. Please see the “2021 Summary Compensation Table” for the compensation received by Messrs. Beaver and Norbe during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Richard B. Lanman, M.D.	58,250	178,020	—	82,375	323,645
Jonathan T. Lord, M.D.	105,750	425,700	—	158,625	690,075
Kathleen T. O’Loughlin, D.D.S.(3)(5)	—	—	—	—	—
Jess Roper	62,000	178,020	—	93,000	333,020
Garrett Sato(4)	61,750	178,020	—	92,625	332,395
Martha Somerman, D.D.S.(3)	41,667	—	—	62,500	104,167
Carol Gomez Summerhays, D.D.S.(3)	41,667	—	—	62,500	104,167
Michael DiTolla, D.D.S.(4)	58,250	142,416	—	87,375	288,041
Elaine C. Wagner, D.D.S.	58,250	178,020	—	87,375	323,645

(1)

The amounts reported represent the grant date fair value of stock appreciation rights (“SARs”) granted in 2021. The grant date fair value of the SAR awards are calculated based on the closing stock price on the date of grant.

(2)

The amounts reported represent the grant date fair value of phantom restricted stock units (“RSUs”) granted in 2021. The grant date fair value of the phantom RSU awards are calculated based on the Black-Scholes model on the date of grant.

(3)	On August 12, 2021, Drs. O’Loughlin, Summerhays and Somerman were appointed to the Board.
(4)	On August 12, 2021, Dr. DiTolla and Mr. Sato resigned as members of the Board.
(5)	Dr. O’Loughlin agreed to forfeit all board compensation through December 31, 2021.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of a value of $100,000, and the Chairman of the Board receives annual compensation consisting of a value of $195,000. In addition to the foregoing: (i) the Chairman of the Audit Committee receives annual compensation consisting of a value of $15,000 and members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of a value of $7,500; (ii) the Chairman of the Compensation Committee receives annual compensation consisting of a value of $12,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of a value of $5,000; and (iii) the members of the Nominating and Corporate Governance Committee receive annual compensation consisting of a value of $4,000. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. The compensation to our non-employee directors for 2021 consisted of 50% cash value and 50% SAR value (at a 1.5:1 ratio).

The following table sets forth the aggregate grant date fair value of each grant of SARs stock options and phantom RSUs awarded to our non-employee directors in 2021.

Director	Grant Date	Type of Award(3)	Exercise Price ($)	Number of Shares Underlying Stock Awards	Aggregate Grant Date Fair Value ($)(4)
Richard B. Lanman, M.D.	June 11, 2021	Phantom RSU	N/A	138,000	178,020
Jonathan T. Lord, M.D.	June 11, 2021	Phantom RSU	N/A	330,000	425,700
Jess Roper	June 11, 2021	Phantom RSU	N/A	138,000	178,020
Garrett Sato (1)	June 11, 2021	Phantom RSU	N/A	138,000	178,020
Michael DiTolla, D.D.S (2).	June 11, 2021	Phantom RSU	N/A	110,400	142,416
Elaine C. Wagner, D.D.S.	June 11, 2021	Phantom RSU	N/A	138,000	178,020
Richard B. Lanman, M.D.	June 11, 2021	SAR	$0.8353	104,603	87,375
Jonathan T. Lord, M.D.	June 11, 2021	SAR	$0.8353	189,902	158,625
Jess Roper	June 11, 2021	SAR	$0.8353	111,337	93,000
Garrett Sato (1)	June 11, 2021	SAR	$0.8353	110,888	92,625
Michael DiTolla, D.D.S (2).	June 11, 2021	SAR	$0.8353	104,603	87,375
Elaine C. Wagner, D.D.S.	June 11, 2021	SAR	$0.8353	104,603	87,375
Kathleen T. O’Loughlin, D.D.S.	August 12, 2021	SAR	$0.6316	49,478	31,250
Martha Somerman, D.D.S.	August 12, 2021	SAR	$0.6316	98,955	62,500
Carol Gomez Summerhays, D.D.S.	August 12, 2021	SAR	$0.6316	98,955	62,500

(1)	On August 12, 2021, Mr. Sato resigned as a member of the Board. His phantom RSUs were cancelled and per the terms of his separation, continued to vest in 50% of the granted SAR value.
(2)	On August 12, 2021, Dr. DiTolla resigned as a member of the Board. His phantom RSUs and SARs were cancelled upon resignation.
(3)	In 2021, the Company issued phantom RSUs and SARs in lieu of stock-settled RSUs historically granted for non-employee director service.
(4)

The grant date fair value of the phantom RSUs are calculated based on the Black-Scholes Model at the time of grant. The grant date fair value of the SAR awards are calculated based on the closing stock price on the date of grant.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested), SARs (vested and unvested), unvested RSUs, and unvested phantom RSU awards held as of December 31, 2021 by each of the persons who served as a non-employee director during 2021.

Name	Shares Underlying RSUs Outstanding at Fiscal Year End		Shares Underlying Options Outstanding at Fiscal Year End	Shares Underlying SARs Outstanding at Fiscal Year End	Shares Underlying Phantom RSUs Outstanding at Fiscal Year End
Richard B. Lanman, M.D.	—		205,084	104,603	138,000
Jonathan T. Lord, M.D.	—		443,659	189,902	330,000
Kathleen T. O’Loughlin, D.D.S.	—		—	49,478	—
Jess Roper	—	(1)	187,378	111,337	138,000
Garrett Sato	—		—	55,444	—
Martha Somerman, D.D.S.	—		—	98,955	—
Carol Gomez Summerhays, D.D.S.	—		—	98,955	—
Michael DiTolla, D.D.S.	—		—	—	—
Elaine C. Wagner, D.D.S.	—		176,045	104,603	138,000

(1)	Excludes 185,245 RSUs that are vested but have their release deferred as part of the Company’s 409(A) deferral plan.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The Company has only one executive officer as follows:

Name	Age	Position
John R. Beaver	60	President and Chief Executive Officer

John R. Beaver was named President and Chief Executive Officer in February 2021, and was previously the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017. Mr. Beaver also served on the Board of Directors of Silicor Materials, Inc. from 2013 to 2015. From 2013 to 2015, Mr. Beaver was Chief Financial Officer for Modumetal, Inc., a nano-laminated alloy company focused on oil and gas applications. Prior to 2009, Mr. Beaver was Senior Vice President – Finance and Chief Financial Officer at Sterling Chemicals, a mid-sized public commodity chemical manufacturer. Mr. Beaver holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. As a “smaller reporting company,” we have elected to comply with some of the scaled-back disclosure requirements applicable to smaller reporting companies under applicable SEC executive compensation disclosure rules.

For 2021, our named executive officers consisted of:

•	John R. Beaver, our current President and Chief Executive Officer; and

•	Todd A. Norbe, our former President and Chief Executive Officer.

Mr. Norbe resigned as our President and Chief Executive Officer on February 22, 2021. Effective February 23, 2021, the Board appointed Mr. Beaver as our President and Chief Executive Officer. Mr. Beaver also continues to serve as our principal financial officer. Please see the “Management Transition Compensation” section below for a summary of the compensation payable with respect to the 2021 management transition.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our leadership team who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering competitive compensation packages. Our executive compensation programs are designed to attract and retain such executive officers and to reward them in a fashion that we believe is commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward individual contributions to our success.

Our policy is to provide competitive compensation opportunities that reward an executive officer’s contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, our executive compensation package is primarily comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests the recipient and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive team. As noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above. The Compensation Committee determines the total compensation levels by considering an executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to the executive officer’s position.

The principal factors that were taken into account in establishing Mr. Beaver’s compensation package for 2021 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as it believes that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and individual contributions. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing engagement, focus, motivation and enthusiasm for our future.

Management Transition Compensation

On March 24, 2021, the Company entered into an employment agreement with Mr. Beaver in connection with his appointment to the position of President and Chief Executive Officer of the Company. Under the terms of Mr. Beaver’s employment agreement, Mr. Beaver receives an annual base salary of $375,000. In addition, Mr. Beaver is eligible to receive an annual performance bonus of up to one hundred and twenty five percent (125.0%) of Mr. Beaver’s base salary, payable based on the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded 100,000 stock-settled RSUs, which vested immediately upon grant.

Pursuant to the terms of the employment agreement, Mr. Beaver is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of (i) twelve (12) months of Mr. Beaver’s annual base salary and the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement, which will be paid over twenty-six equal installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that were not based on performance, as applicable, and (iii) paid COBRA premiums for the twelve-month period following such termination. In the event that Mr. Beaver is terminated within twelve (12) months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement payable in lump sum, and Mr. Beaver’s unvested equity awards will vest and be exercisable.

In connection with the departure of Mr. Norbe in early 2021, on March 12, 2021, the Company entered into a Separation Agreement With General Release of All Claims with Mr. Norbe (the “Norbe Separation Agreement”). Pursuant to the Norbe Separation Agreement, Mr. Norbe became eligible to receive (i) a severance payment of $412,000, payable in twenty-six (26) consecutive installments, and (ii) COBRA premiums under the Company’s medical and dental benefit plans for twelve (12) months. The amounts payable pursuant to the Norbe Separation Agreement are consistent with the amounts that Mr. Norbe would have received under the terms of his employment agreement for a termination without cause. The Norbe Separation Agreement included a general release and waiver of claims by Mr. Norbe in favor of the Company and its affiliates.

Components of Compensation

During 2021, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. The Compensation Committee awarded performance bonuses in 2021 based on achieving performance targets for each quarter.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 84% of the votes cast for the Company’s say-on-pay vote at our 2021 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2021 say-on-pay vote.

Base Salaries

Base salaries are assessed annually by the Compensation Committee, taking into account the executive officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions. Mr. Beaver’s base salary was established at $375,000 in connection with the negotiation of his employment agreement with the Company.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. The Compensation Committee may also use stock options and RSUs as a tool to incentivize management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. In 2021, the Company granted equity to Mr. Beaver in the form of stock-settled RSUs and phantom RSUs. RSUs are utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. The size of the equity grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Norbe. For the partial 2018 employment year, Mr. Norbe was eligible to receive a performance bonus of up to $170,000 at target performance and up to $210,000 at maximum performance, with a minimum non-discretionary performance bonus of $100,000. Mr. Norbe was also granted: (i) 350,000 stock-settled time-based RSUs, and (ii) 300,000 stock-settled performance-based RSUs, which vest in one-third annual increments, subject to the achievement of performance criteria relating to and Mr. Norbe’s continued employment through each such vesting date. Additionally, Mr. Norbe was granted 71,667 stock-settled time-based RSUs upon his appointment to the Board on June 15, 2018, which fully vested on May 9, 2019. In 2019, Mr. Norbe was granted stock-settled 125,600 RSUs as part of the Company’s leadership bonus plan; 25,600 of those RSUs vested immediately in 2019 and the remaining 100,000 RSUs vested over time in 2020. In 2020, Mr. Norbe was granted 601,089 stock-settled RSUs as part of the Company’s leadership bonus plan: 401,089 of those RSUs vested immediately in 2020 and the remaining 200,000 RSUs vest over time in 2021 and 2022.

Mr. Beaver. Mr. Beaver was eligible to receive an annual performance bonus of up to 50% of his base salary, based upon the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded approximately 38,844 RSUs under this performance bonus plan. On January 25, 2018, Mr. Beaver received a stock option to purchase 20,000 shares of our common stock (as adjusted to reflect the Reverse Stock Split), vesting pro rata monthly over a 36-month period, commencing on February 25, 2018, subject to Mr. Beaver’s continued service with the Company. On May 14, 2018, Mr. Beaver was granted 97,911 stock-settled time-based RSUs, two-fifths of which vested on December 31, 2019 and three-fifths of which vested on December 31, 2019. In 2019, Mr. Beaver was granted stock-settled 79,455 RSUs as part of the Company’s leadership bonus plan; 9,455 of those RSUs vested immediately in 2019 and the remaining 70,000 RSUs vested over time in 2020. In 2020, Mr. Beaver was granted 403,009 stock-settled RSUs as part of the Company’s leadership bonus plan; 203,009 of those RSUs vested immediately in 2020 and the remaining 200,000 RSUs vest over time in 2021 and 2022. In 2021, Mr. Beaver was granted 148,672 stock-settled RSUs as part of the Company’s leadership bonus plan which vested immediately, 100,000 stock-settled RSUs as part of his promotion to CEO which vested immediately, 220,000 stock-settled RSUs as part of the annual grant that vest 50% on August 10, 2022 and 50% on August 10, 2023. Mr. Beaver was also granted 4,144,139 phantom RSUs that vest in 2024 with performance-based metrics.

Severance and Change of Control Arrangements

The Company’s named executive officers are or were employed by the Company on an “at will” basis. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason. As discussed below, Mr. Norbe received severance benefits in connection with his departure from the Company in early 2021, which were consistent with the severance benefits payable under the terms of his employment agreement for a termination without cause. Please see the “Payments Upon Termination or Change in Control” section below for a summary of the severance benefits that Mr. Beaver would have been entitled to receive upon a termination of employment as of December 31, 2021 and the benefits received by Mr. Norbe in connection with his separation.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table shows 2021 compensation and 2020 compensation for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement. As of December 31, 2021, no other individuals were serving as “executive officers” of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Todd A. Norbe	2021	151,200	—	685,797	—	—	285,984	1,122,981
Former President and Chief Executive Officer	2020	372,923	—	124,241	—	—	2,350	499,514

John R. Beaver	2021	395,577	478,402	4,623	—	—	2,200	880,802
Current President and Chief Executive Officer, Former Executive Vice President and Chief Financial Officer	2020	307,692	—	60,395	—	—	2,141	370,228

(1)

The amounts in these columns reflect the aggregate grant date fair value of annual equity awards granted to our NEOs during the applicable year, calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The amounts included in 2020 for the performance-based RSUs only have one payout level and, accordingly, there is no grant date value that is above or below the amount reported in the table for such awards.

(2)

The dollar amounts in this column reflect the dollar value of vision insurance premiums paid for by the Company on behalf of the NEO and 401(k) matching contributions credited to each NEO’s 401(k) account.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2021. As of December 31, 2021, Mr. Norbe did not hold any outstanding equity awards with respect to the Company.

		Option Awards				Stock Awards & Phantom Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
John R. Beaver	80,000	—	—	2.95	10/2/2027	—		—	—		—
	6,666	—	—	2.95	10/2/2027	—		—	—		—
	20,000	—	—	2.10	1/25/2028	—		—	—		—
	60,000	—	—	1.20	8/7/2028	—		—	—		—
	—	—	—	—		50,000	(1)	41,670	—		—
	—	—	—	—		220,000	(2)	14,585	—		—
	—	—	—	—		—		—	4,144,139	(3)	1,616,214

(1)	Represents RSUs granted on August 5, 2020. The remaining 25% shall vest on the 24-month anniversary of the grant date.
(2)	Represents RSUs granted on August 10, 2021. The award vests in equal amounts with 50% on the 12-month and 50% on the 24-month anniversary of the grant date.
(3)	Represents phantom RSUs granted on June 11, 2021. 50% of the award shall vest in 2024 based on market conditions and 50% of the award shall vest in 2024 based on performance conditions.

401(k) Plan

The Company offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation.

Payments upon Termination or Change of Control

The following is a description of the benefits that Mr. Beaver would have received assuming a termination as of December 31, 2021 based on the compensation arrangements in place as of such date and a description of benefits received by Mr. Norbe in connection with his departure from the Company on February 22, 2021.

Mr. Beaver. In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary and the time-based prorated amount of his annual bonus then in effect at target achievement, which will be paid over twenty-six (26) equal installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that are not based on performance, as applicable, and (iii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement payable in lump sum, and Mr. Beaver’s unvested equity awards will vest and be exercisable.

Mr. Norbe. Pursuant to the terms of the Norbe Separation Agreement, Mr. Norbe became eligible to receive (i) a severance payment of $412,000, payable in twenty-six consecutive installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that were not based on performance, as applicable, and (ii) COBRA premiums under the Company’s medical and dental benefit plans for twelve months. The amounts payable pursuant to the Norbe Separation Agreement are consistent with the amounts that Mr. Norbe would have received under the terms of his employment agreement for a termination without cause. The Norbe Separation Agreement included a general release and waiver of claims by Mr. Norbe in favor of the Company and its affiliates.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2021 regarding the number of shares of our common stock that may be issued under the 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)(1)
Equity Compensation Plans Approved by Stockholders	2,181,000	$0.52	2,496,000
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,181,000	$0.52	2,496,000

(1)

If the Amendment Proposal is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Three.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Consistent with the preferences expressed by our stockholders, we intend to hold this advisory vote on an annual basis.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve, on an advisory basis, the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD

Overview

The Amendment Proposal is a proposal to adopt a series of proposed amendments to our Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-twenty-five (1:25) (the “Split Ratio Range”), in the form set forth in Exhibit A to this proxy statement. The reverse split proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to implement one of the proposed amendments to effect the reverse stock split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if, and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder adoption of, the series of amendments to our Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Exhibit A to this proxy statement.

If we receive the required stockholder approval, our Board would have the sole authority to elect, at any time prior to May 31, 2022, whether or not to effect a reverse stock split. Even with stockholder adoption of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ adoption of the proposed amendment of the Certificate of Incorporation at the annual meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware and, to the extent a certificate of amendment is filed to effect the reverse stock split at a ratio within the Split Ratio Range, the Board will abandon each of the other series of amendments provided herein that would have otherwise effected the reverse stock split at each of the other ratios within the Split Ratio Range. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the proposed amendment of the Certificate of Incorporation in its entirety.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On March [●], 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $[●] per share.

On May 24, 2021, we received a deficiency letter from the Nasdaq Stock Market notifying the Company that, for the last 30 consecutive business days, ending on May 21, 2021, the bid price for the Company’s common stock had closed below the minimum bid price. In accordance with Nasdaq rules, the Company was provided an initial period of 180 calendar days, or until November 22, 2021, to regain compliance, which was extended for an additional compliance period until May 23, 2022. If the Company does not regain compliance with the minimum bid price rule by May 23, 2022, Nasdaq will provide written notification to the Company that its common stock may be delisted.

Our Board is seeking stockholder adoption of the Amendment Proposal in order to have the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans. At our 2021 annual meeting of stockholders, our stockholders approved an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of our common stock available for issuance under the plan by an additional 24,700,000 shares (the “Plan Amendment”). Notwithstanding stockholder approval of the Plan Amendment, we cannot grant any additional awards under the plan because we do not have a sufficient number of authorized shares under our Certificate of Incorporation. The reverse stock split would help ensure that we have adequate shares available to make awards anticipated by the plan (functionally giving full effect to the previously approved Plan Amendment) and allow the Board flexibility for future issuances, including the ability to potentially replace certain cash incentive awards with equity awards.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the Amendment Proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before May 23, 2022, we expect our common stock to be subject to a delisting action by the Nasdaq Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the Nasdaq Capital Market.

If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Amendment Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Amendment Proposal, our Board reserves the right not to effect the proposed amendment in its entirety if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market;

•	we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On March [●], 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $[•] per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.

Principal Effects of the Reverse Stock Split on Our Common Stock and Series G Preferred Shares; No Fractional Shares

If our stockholders approve the Amendment Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, depending on the Split Ratio Range set forth in such amendment, from [●] shares as of the record date to between [●] shares and [●] shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance.

All shares of Series G Preferred Stock that are not present in person or by proxy at the annual meeting as of immediately prior to the opening of the polls at the annual meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series G Preferred Stock that were not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation effecting the reverse stock split . Please refer to the discussion in the General Information section under “How many votes are allocated to each share of common stock and each share of Series G Preferred Stock?” and “What vote is required to approve each matter to be considered at our annual meeting?” for a description of the voting power of the Series G Preferred Stock.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) options to purchase an aggregate of [●] shares of our common stock with exercise prices ranging from $[●] to $[●] per share and (b) warrants to purchase an aggregate of [●] shares of our common stock with exercise prices ranging from $[●] to $[●] per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since 2015, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2021 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022.

Submitted by the Audit Committee of our Board:

Jess Roper, Chairman
Jonathan T. Lord, M.D.
Richard B. Lanman, M.D.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2022. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2022. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2022. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees(1)	$331,811	$390,468
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(3)	74,650	—

Total	$406,461	$390,468

(1)

Audit Fees. Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings. Audit fees for 2021 and 2020 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

(2)	We did not engage BDO for any audit related services, tax advice or tax planning service during 2021 and 2020.
(3)

All Other Fees. All other fees incurred in connection with filing the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which among other things, includes provisions relating to refundable payroll tax credits.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services.

The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the PCAOB.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2021 and 2020 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the de minimis exceptions to pre-approval contained in SEC rules.

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 2, 2022, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock or Series G Preferred Stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. The following table sets forth the beneficial ownership of shares of our common stock and Series G Preferred Stock as of March 2, 2022 by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our common stock and Series G Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 154,335,703 shares of our common stock outstanding as of March 2, 2022. Shares underlying stock options or warrants exercisable within 60 days of March 2, 2022 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Name	Shares of Common Stock(1)		Shares of Series G Preferred Stock(2)	Percentage of Common Stock(3)		Percentage of Voting Power on Amendment Proposal (4)
John R. Beaver	554,794	(6)	554.794		*		*
Todd A. Norbe(5)	1,234,460		1.234.460		*		*
Richard B. Lanman, M.D.	531,974	(7)	531.974		*		*
Jonathan T. Lord, M.D.	1,395,410	(8)	1.395.410		*		*
Kathleen T. O’Loughlin, D.D.S.	—		—		*		*
Jess Roper	345,863	(9)	345.863		*		*
Martha Somerman, D.D.S.	—		—		*		*
Carol Gomez Summerhays, D.D.S.	—		—		*		*
Elaine C. Wagner, D.D.S.	466,275	(10)	466.275		*		*
Kenneth P. Yale, D.D.S., J.D.	—		—		*		*
All current directors and executive officers as a group (9 persons)	3,294,316		3.294.316	2.1%		2.1%

*	Represents less than 1%.
(1)	There were no shares of common stock underlying options or warrants exercisable or RSUs releasable within 60 days of March 2, 2022.
(2)

On March 1, 2022, our Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series G Preferred Stock for each outstanding share of common stock to holders of record of common stock as of 5:00 p.m. Eastern Time on March 25, 2022. Shares of Series G Preferred Stock will not be distributed with respect to any options or warrants to purchase our common stock unless such options or warrants are exercised prior to such record date.

(3)

The percentage of common stock reflects voting power on the election of directors (Proposal One), the say-on-pay proposal (Proposal Two) and the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Four).

(4)

All shares of Series G Preferred Stock that are not present in person or by proxy at the annual meeting as of immediately prior to the opening of the polls at the annual meeting will be automatically redeemed. Please refer to the discussion in the General Information section under “How many votes are allocated to each share of common stock and to each share of Series G Preferred Stock?” and “What vote is required to approve each matter to be considered at our annual meeting?” for a description of the voting power of the Series G Preferred Stock.

(5)	Mr. Norbe resigned as our President and Chief Executive Officer on February 22, 2021.
(6)	Includes vested options to purchase 166,666 shares of our common stock. Excludes 671,681 RSUs contributed into the Company’s deferred compensation plan
(7)	Includes vested options to purchase 205,084 shares of our common stock.

(8)	Includes vested options to purchase 443,659 shares of our common stock and warrants to purchase 7,477 shares of our common stock.
(9)	Includes vested options to purchase 187,378 shares of our common stock. Excludes 185,245 RSUs contributed into the Company’s deferred compensation plan
(10)	Includes vested options to purchase 176,045 shares of our common stock.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, Attention: Corporate Secretary, or (3) call (833) 246-5273. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2023 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 27042 Towne Centre Drive, Suite 270, Lake Forest, CA 92610, Attention: Corporate Secretary, no later than [•], and must comply with additional requirements established by the SEC.

Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before December 29, 2022 or after January 28, 2023. Such notice of proposed business or nomination must otherwise meet the requirements set forth in our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2023.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which includes the financial statements, is available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.” Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available on the SEC’s website.

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

[Signature]

Jonathan T. Lord, M.D.
Chairman of the Board

Date: [●], 2022

EXHIBIT A

FORM OF SIXTH AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

2.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is ONE HUNDRED EIGHTY ONE MILLION (181,000,000) shares of which stock ONE HUNDRED EIGHTY MILLION (180,000,000) shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Sixth Amendment to Restated Certificate of Incorporation of the Corporation, each [●]1 ([●]) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

5.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

*  *  *  *  *

[1]	The reverse stock split shall be at a ratio of not less than 1:2 and not more than 1:25.

PRELIMINARY COPY – SUBJECT TO COMPLETION

BIOLASE Vote Advancing Dentistry TM ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Pacific Time, on April 28, 2022. Online Go to www.investorvote.com/BIOL or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BIOL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [x] 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR each Director Nominee and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Against Abstain 01 - John R. Beaver [] [] [] 04 - Jess Roper 07 - Dr. Kenneth P. Yale For Against Abstain 02 - Dr. Jonathan T. Lord [] [] [] 05 - Dr. Martha Somerman For Against Abstain 03 - Dr. Kathleen T. O'Loughlin [] [] [] * 06 - Dr. Carol Gomez Summerhays 2. An advisory vote to approve the compensation of the Company's named executive officers. For [] Against [] Abstain [] 3. To amend the Company's Certificate of Incorporation to effect a reverse stock split of Company common stock without reducing the authorized number of shares of Company common stock. For [] Against [] Abstain [] 4. The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. [] [] [] NOTE: The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof. * If you wish to provide separate instructions with respect to your shares of Series G Preferred Stock, please indicate in the space allotted below the number of shares of Series G Preferred Stock as to which such instructions are provided and the manner in which such shares shall be voted ("FOR," "AGAINST" OR "ABSTAIN") B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the proposals listed above. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 7 3 B M 5 3 7 6 9 7 03LM3A

2022 Annual Meeting of BIOLASE, Inc. Thursday, April 28, 2022, 11:00 a.m. Pacific Time BIOLASE Corporate Headquarters 27042 Towne Centre Drive, Suite 270 Foothill Ranch, CA 92610 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/BIOL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIOL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2022 Annual Meeting Proxy - BIOLASE, INC. Proxy Solicited by Board of Directors for Special Meeting of Stockholders - April 28, 2022 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on April 28, 2022 and the Proxy Statement, and appoints John R. Beaver and Michael C. Carroll and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the "Company")and, unless the undersigned expressly indicates otherwise in this proxy card, all shares of Series G Preferred Stock which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2022 Annual Meeting of Stockholders of the Company to be held at the Company's corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, on April 28, 2022, at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR the election of each director nominee and FOR Proposals 2, 3 and 4. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.